Exhibit 10.7

                                    AGREEMENT

                                February 26, 1998


         THIS AGREEMENT (the "Agreement") is made and entered into and is effective as of the date first written above, by and among Bill Knollenberg, Doris Knollenberg, Bradley Knollenberg (collectively, the "Knollenbergs"), and Jack Chance, George Sutherland, Feroze Variava, Steve McLoughlin, (all of the above, collectively, the "Parties").

         WHEREAS, certain disputes have arisen among the Parties relating to:

         (i) Certain debentures (the "Debentures") issued by Erin Oil Exploration, Inc., Erin Gas Producers, Inc. and Terra Pulse, Inc. (collectively "ERIN") and claims, if any, which the holders of said Debentures or their heirs, successors or assigns may have against National Equities Holdings, Inc. ("NEHI") with respect thereto;

         (ii) The sale by the Knollenbergs of restricted securities, as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), issued by NEHI to the Knollenbergs or to affiliates, entities or third parties in which the Knollenbergs have a beneficial or controlling interest;

         (iii) A certain debt owed by NEHI to Bill Knollenberg (the "Debt");

         (iv)  A certain debt owed by NEHI to Brad Knollenberg; and

         (v)   The governance, operations and financial condition of NEHI.

(All of the above, collectively, the "Disputes").

         WHEREAS, the Parties desire to provide for a settlement and resolution of the Disputes; and

         WHEREAS, the Parties have determined to enter into this Agreement which sets forth in writing the terms and conditions of their settlement and resolution in connection with the Disputes; and

         WHEREAS, the Parties understand that matters set forth herein are subject to compliance with the Act, Rule 144 under the Act, and the applicable securities laws of various states, including Texas.



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         NOW, THEREFORE, in consideration of the mutual convenants, representations and warrantees, herein, the Parties hereto agree as follows:

              1. Sale of Restricted Securities by the Knollenbergs. Upon the execution of this Agreement and continuing until December 31, 1998, the number of shares of restricted securities owned or controlled by the Knollenbergs which might otherwise be available for lawful sale, transfer, or other disposition for value (the "Sales") shall be limited as follows:

              (a) The Knollenbergs shall be limited in Sales of such restricted securities to the same number of shares of restricted securities through Rule 144 transactions which may be legally available for Sale in the aggregate by Jack Chance, George Sutherland, Feroze Variava and Steve McLoughlin, in the aggregate, at any point in time.

              (b) Not withstanding Section 1(a) above, the Knollenbergs may effect Sales of restricted securities in excess of said limitation as follows:

                  (i) The Knollenbergs may Sell of up to $20,000,000 in gross Sales price of restricted securities per thirty day for their personal purposes; and

                  (ii) The Knollenbergs may Sell restricted securities in any amount for the express purpose of conveying the proceeds thereof to NEHI for its continued operations; and

                  (iii) The Knollenbergs may Sell restricted securities in any amount for the express purpose of effecting a buy-back and cancellation of the ERIN Debentures, it being acknowledged and reconfirmed by the Parties that 2,913,200 shares of NEHI common stock have been issued to Bill Knollenberg for this purpose; and

                  (iv) The Knollenbergs may Sell up to an aggregate of $30,100.00 in gross sales price of restricted securities for the express purpose of reimbursing amounts owed to Brad Knollenberg by NEHI. In such event, NEHI shall issue additional shares of common stock to the Knollenbergs to replace the shares so disposed of.

         2. Composition of the Board of Directors. The Parties agree that the NEHI Board of Directors (the "Board") shall consist of three Directors selected by the Knollenbergs; three Directors selected by Jack Chance, George Sutherland, Feroze Variava and Steve McLoughlin; and one ex officio advisor, to be selected by the Parties, who shall have authority to vote if the Board of Director is at an impasse (all of the above, collectively,



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the "Directors"). The Parties designate Daniel R. Kirshbaum to serve as the initial ex officio advisor until such time as he resigns or is replaced by the Board of Directors.

         3. Board Meetings. The Board shall meet at least once every thirty days at which time NEHI management shall make presentations to the Board about NEHI activities. At such meetings, management shall provide regular reports in reasonable detail regarding the management, operations, financial condition, business prospects and activities of NEHI. Management shall also provide similar reports reflecting the operational status, source and application of funds, timetables and scheduling regarding the development of the rotary steerable tool. Management shall respond promptly to any inquiries by any Board member regarding these matters.

         4. Viewing of the Rotary Steerable Tool. Bill Knollenberg is granted the right to a physical viewing of the rotary steerable tool during normal business hours at locations where the rotary steerable tool is undergoing initial development or manufacturing. Such right shall be limited to one viewing per month, arranged five working days in advance and it shall be accompanied by an officer of Rotary Steerable Tool (U.S.A.) L.P. Due to the highly confidential nature of the rotary steerable tool, this right to view may be exercised only by Bill or Brad Knollenberg and does not include any other person.

         5. Corporate Officers.

         5.1 The corporate officers of NEHI in place as of the date hereof shall continue as officers in the capacities in which they presently serve until such time as they are replaced by the Board. Notwithstanding the above, Bill and Brad Knollenberg hereby resign, effective immediately, as employees and officers of NEHI in any capacity. Furthermore, Bill and Brad Knollenberg agree that they shall have no further participation or involvement in the day-to-day operations of NEHI from the date of execution of this Agreement other than in their capacity as directors and shareholders of NEHI.

         5.2 Upon the execution of this Agreement, Bill and Brad Knollenberg shall convey or cause to be conveyed to NEHI the following:

         (a) Any and all oil, gas or other mineral properties, wells or leases and other assets owned by NEHI but held by, or in the name of, others including, without limitation, ERIN; and

         (b) Any and all financial accounting books and records, file material, business records and other assets of NEHI in their possession, custody or control.



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         6. Relationship Between ERIN and NEHI. The Parties acknowledge as follows:

         (a) ERIN is a completely separate company from NEHI and no connection, relationship or affiliation exists between ERIN and NEHI;

         (b) NEHI is not responsible for paying the ERIN Debentures, which is and shall continue to be solely the obligation of ERIN; and

         (c) All oil and gas properties acquired by NEHI from ERIN, together with all debt relating to such properties, shall remain assets of NEHI.

         7. Release. In connection with the acknowledgement set forth in Paragraph 6 above, the Parties further agree as follows:

         (a) The Knollenbergs for themselves, their respective agents, attorneys, representatives, servants, employees, stockholders, owners, heirs, executors, administrators, affiliates, successors and assigns, and each of them, do hereby release, acquire, and forever discharge NEHI and its officers, directors, agents, attorneys, representatives, servants, employees, stockholders, owners, heirs, executors, administrators, affiliates, successors and assigns, and each of them, of and from any and all claims, demands, and causes of action which the Knollenbergs ever had, now have, or may have in the future, whether known or unknown, on account of any matter relating to or arising out of, directly or indirectly, the ERIN Debentures or any other ERIN debt; and

         (b) As additional consideration for the above release, NEHI has issued 2,913,200 shares of NEHI stock to Bill Knollenberg.

         8. Bill Knollenberg Advances. The Parties acknowledge that NEHI owes the Knollenbergs approximately $400,000.00 for previous advances prior to September 1, 1997, which NEHI agrees to repay upon the execution of this Agreement, as follows:

         (a) NEHI shall issue 400,000 shares of restricted common stock to the Knollenbergs upon the execution of this Agreement; and

         (b) NEHI shall deliver an unsecured promissory note in the amount of $200,000.00, due in one lump sum on December 31, 1998 (the "Bill Knollenberg Note").

         9. Brad Knollenberg Advances. The Parties acknowledge that NEHI owes Brad Knollenberg approximately $30,100.00 which NEHI agrees to repay upon execution of this Agreement by delivering an unsecured promissory note of NEHI in the amount of $30,100.00 due in one lump sum on September 1, 1998 be issued to Brad promptly upon the execution


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of this Agreement (the "Brad Knollenberg Note"). It is agreed that if the
Knollenbergs effect a Sale pursuant to Section 1(b)(iv) above and apply the proceeds thereof to retire the Brad Knollenberg Note in whole or in part. Then in such event, the balance due and owing on said note shall be reduced accordingly. In such event, NEHI shall issue additional shares of common stock to the Knollenbergs to replace the shares so disposed of.

         10. Damages Claim. The Parties agree that $400,000 claim against Texas Capital Securities, Inc., and any recovery therefrom, is an asset of Bill Knollenberg.

         11. Commencement of Drilling Activities. The Parties agree that they shall cause NEHI to use its best efforts to commence such drilling activities on its leasehold interests in Scurry County, Texas and Wirt County, West Virginia, as are necessary to maintain the leases thereon and prevent the expiration of same. Should NEHI be unable to commence drilling activities within the specified time, the Knollenbergs shall have a right of first refusal to personally provide funding for such activity and to acquire some or all of NEHI's interest in said leases or to enter into a form of joint venture with NEHI for the development of these leases, as the case may be. NEHI shall provide the Knollenbergs with notice of any such inability within seven (7) days of the applicable expiration date.

         12. Return of Tangible Assets. Jack Chance, George Sutherland, Feroze Variava, and Steve McLoughlin shall each promptly return to the Knollenbergs certain tangible items as the Knollenbergs have provided to each of them, specifically, certain motor vehicles and cellular phones, upon the execution of this Agreement.

         13. Office Space. ERIN and NEHI shall promptly, upon the execution of this Agreement, move to opposite sides of the office they currently share, and NEHI shall promptly seek a separate lease or sublease for non-shared office space.

         14. Further Assurances by Parties. The Parties shall deliver or cause to be delivered upon the execution of this Agreement, and at such other times and places as shall be reasonably agreed on, such additional instruments as may reasonably be requested by any Party for the purpose of carrying out this Agreement, including specifically the implementation of the terms set forth in
Section 6(c) attached hereto.

         15. Effect on Existing Documents. The Parties agree that this Agreement shall in no way effect, alter, supersede or modify the following documents:

         (a) NEHI and Rotary Steerable Tools (U.S.A.), L.P., dated November 5, 1997;

         (b)  NEHI and Horse Energy, L.P., dated November 1, 1997; and

         (c)  NEHI and Erin Oil Exploration, Inc., dated December 18, 1997.



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         16. Execution and Counterparts. This agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same Agreement.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         18. Entire Agreement. This Agreement constitutes all of the promises, agreements, conditions, understandings, warranties and representations between the Parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings between the Parties hereto, whether written or oral with respect to the transactions contemplated hereby. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties hereto.

         19. Severability. If any term or provisions of this Agreement is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this Agreement shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or enforceable provision shall be legal, valid and enforceable in all other jurisdictions.

         20. Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns thereof.

         IN WITNESS WHEREOF, each of the Parties hereto has duly executed this Agreement as of the date first above written.


                                                  ------------------------------
                                                                Bill Knollenberg


                                                  ------------------------------
                                                               Doris Knollenberg


                                                  ------------------------------
                                                             Bradley Knollenberg


                                                  ------------------------------
                                                                     Jack Chance


                                                  ------------------------------
                                                               George Sutherland




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                                                  ------------------------------
                                                                  Feroze Variava


                                                  ------------------------------
                                                                Steve McLoughlin




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